CERTIFICATE OF DESIGNATION OF
                     SERIES B CONVERTIBLE PREFERRED STOCK OF
                          GLASGAL COMMUNICATIONS, INC.


                  The undersigned, Isaac Gaon and James Caci hereby certify that:

                  I. They are the duly elected and acting Chief Executive Officer and Secretary, respectively, of Glasgal Communications, Inc., a Delaware corporation (the "Company").

                  II. The Certificate of Incorporation of the Company authorizes 4,000,000 shares of preferred stock, par value $.001 per share, of which 250,000 shares of Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"), have been authorized and issued through the date hereof.

                  III. The following is a true and correct copy of resolutions duly adopted by the Board of Directors at a meeting duly held October 23, 1996, which constituted all requisite action on the part of the Company for adoption of such resolutions.

                                   RESOLUTIONS

                  WHEREAS, the Board of Directors of the Company (the "Board of Directors") is authorized to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof;

                  WHEREAS, the Board of Directors desires, pursuant to its authority as aforesaid, to designate a new series of preferred stock, set the number of shares constituting such series and fix the rights, preferences, privileges and restrictions of such series.

                  NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby designates a new series of preferred stock and the number of shares constituting such series and fixes the rights, preferences, privileges and restrictions relating to such series as follows:

                  Section 1. DESIGNATION, AMOUNT AND PAR VALUE. The series of Preferred Stock shall be designated as the Series B Convertible Preferred Stock (the "Preferred Stock"), and the number of shares so designated shall be 25,000. The par value of each share of Preferred Stock shall be $.001. Each share of Preferred Stock shall have a stated value of $20 per share (the "Stated Value").

                  Section 2.  DIVIDENDS.

                  (a) Holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Company shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) equal to 6% per annum, payable, in cash or shares of Common Stock, in arrears on the Conversion Date (as hereinafter defined) or such earlier time as the Company shall determine. Dividends on the Preferred Stock shall accrue daily commencing on the Original Issue Date (as defined in Section 7) and shall be deemed to accrue on such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The party that holds the Preferred Stock on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such dividend payment date, without regard to any sale or disposition of such Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date. Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued to any class of Preferred Stock, such payment shall be distributed ratably among the holders of such class based upon the number of shares held by each holder.

                  (b) So long as any Preferred Stock shall remain outstanding, neither the Company nor any subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 7), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 5) upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities unless all dividends on the Preferred Stock for all past dividend periods shall have been paid.

                  (c) The Preferred Stock shall rank pari passu with respect to dividends, liquidation and other rights with the Series A Preferred Stock and with the Series C Preferred Stock (as defined in Section 7), if and to the extent Series C Preferred Stock is issued pursuant to the Purchase Agreement (as defined in Section 7).

                  Section 3. VOTING RIGHTS. Except as otherwise provided herein and as otherwise provided by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the shares of the Preferred Stock then outstanding, (i) alter or change adversely the powers, preferences or rights given to the Preferred Stock or (ii) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined below) senior to, prior to or (except as provided in paragraph (c) of this Section 3) pari passu with the Preferred Stock.

                  Section 4. LIQUIDATION. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of shares of Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value, plus an amount equal to accrued but unpaid dividends per share, whether declared or not, but without interest, before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed shall be distributed among the holders of Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of shall be deemed a Liquidation; PROVIDED that, a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5. The Company shall mail written notice of any such liquidation, not less than 60 days prior to the payment date stated therein, to each record holder of Preferred Stock.

                  Section 5.  CONVERSION.

                  (a) Each share of Preferred Stock shall be convertible into shares of Common Stock at the Conversion Ratio (as defined in Section 7) at the option of the holder in whole or in part at any time after the expiration of the earlier to occur of (i) 75 days after the Original Issue Date and (ii) the date that the Securities and Exchange Commission (the "Commission") declares effective under the Securities Act of 1933, as amended (the "Securities Act"), the registration statement contemplated by the Registration Rights Agreement dated as of September 30, 1996 by and between the Company and the original holder of Preferred Stock, as amended by the Amended and Restated Registration Rights Agreement dated as of October 29, 1996 between such parties (the "Registration Rights Agreement") relating to shares of Common Stock into which the Series A Preferred Stock and the Preferred Stock is convertible. The holder shall effect conversions by surrendering the certificate or certificates representing the shares of Preferred Stock to be converted to the Company, together with the form of conversion notice attached hereto as EXHIBIT A (the "Holder Conversion Notice") in the manner set forth in Section 5(i). Each Holder Conversion Notice shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Notice by facsimile (the "Holder Conversion Date"). Subject to Section 5(c) and, as to the original Holder (or its sole designee), subject to Section 4.13 of the Purchase Agreement, each Holder Conversion Notice, once given, shall be irrevocable. If the holder is converting less than all shares of Preferred Stock represented by the certificate or certificates tendered by the holder with the Holder
Conversion Notice, the Company shall promptly deliver to the holder a certificate for such number of shares as have not been converted.

                  (b) Provided that ten (10) Trading Days (as defined in Section 7 shall have elapsed from the date the Commission declared the registration statement to be filed by the Company in accordance with the Registration Rights Agreement relating to the shares of Common Stock into which Preferred Stock is convertible effective under the Securities Act and such registration statement is then effective, each share of the Preferred Stock shall be convertible into shares of Common Stock at the Conversion Ratio at the option of the Company in whole or in part at any time on or after the expiration of one year after the Original Issue Date, upon not less than 10 days notice; PROVIDED, HOWEVER, that the Company is not permitted to deliver a Company Conversion Notice (as defined below) within ten (10) days of issuing any press release or other public statement relating to such conversion. The Company shall effect such conversion by delivering to the holders of such shares of Preferred Stock to be converted a written notice in the form attached hereto as EXHIBIT B (the "Company Conversion Notice"), which Company Conversion Notice, once given, shall be irrevocable. Each Company Conversion Notice shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date will be at least one (1) Trading Day after the date the Company delivers such Notice by facsimile to the holder (the "Company Conversion Date"). The Company shall give such Company Conversion Notice in accordance with Section 5(i) below at least one (1) Trading Day before the Company Conversion Date. Any such conversion shall be effected on a pro rata basis among the holders of Preferred Stock. Upon the conversion of shares of Preferred Stock pursuant to a Company Conversion Notice, the holders of the Preferred Stock shall surrender the certificates representing such shares at the office of the Company or of any transfer agent for the Preferred Stock or Common Stock. If the Company is converting less than all shares of the Preferred Stock, the Company shall, upon conversion of such shares subject to such Company Conversion Notice and receipt of the certificate or certificates representing such shares of Preferred Stock deliver to the holder or holders a certificate for such number of shares of Preferred Stock as have not been converted. Each of a Holder Conversion Notice and a Company Conversion Notice is sometimes referred to herein as a "Conversion Notice," and each of a "Holder Conversion Date" and a "Company Conversion Date" is sometimes referred to herein as a "Conversion Date."

                  (c) Not later than three (3) Trading Days after the Conversion Date, the Company will deliver to the holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those then required by law and as set forth in the Purchase Agreement, representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock and (ii) one or more certificates representing the number of shares of Preferred Stock not converted; PROVIDED, HOWEVER that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Preferred Stock until certificates evidencing such shares of Preferred Stock are either delivered for conversion to the Company or any transfer agent for the Preferred Stock or Common Stock, or the holder notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security reasonably acceptable to the Company) satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. The Company shall, upon request of the holder, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this
Section 5(c) electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. In the case of a conversion pursuant to a Holder Conversion Notice, if such certificate or certificates are not delivered by the date required under this Section 5(c), the holder shall be entitled by written notice to the Company at any time on or before such holder's receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Preferred Stock tendered for conversion.

                  (d) (i) The conversion price for each share of Preferred Stock (the "Conversion Price") in effect on any Conversion Date shall be the lesser of
(a) the average Per Share Market Value for the five (5) Trading Days immediately preceding the Original Issue Date or (b) 69.5% of the average Per Share Market Value for the five (5) Trading Days immediately preceding the Conversion Date; PROVIDED, HOWEVER, (x) if the registration statement to be filed by the Company in accordance with the Registration Rights Agreement relating to shares of Common Stock into which the Series A Preferred Stock and the Preferred Stock is convertible is not filed with the Commission on or prior to the Initial Filing Date (as defined in the Registration Rights Agreement), (y) if such registration statement is not declared effective by the Commission on or prior to the Initial Effectiveness Date (as defined in the Registration Rights Agreement) or (z) if such registration statement is filed and declared effective but thereafter ceases to be effective at any time during the Effectiveness Period (as defined in the Registration Rights Agreement) therefor without being succeed within 30 days by a subsequent registration statement filed with and declared effective by the Commission (any such failure being hereinafter referred to as an "Event", and for purposes of clause (x) and (y), the date on which such Event occurs, or for purposes of clause (z), the date on which such 30-day limit is exceeded, being hereinafter referred to as an "Event Date"), the Conversion Price shall be decreased by 3% for each of the first two months after such Event Date (i.e., 66.5% at the commencement of the first such month and 63.5% at the commencement of the second such month). Commencing on the third month after an Event Date, the 3% monthly penalty shall be paid to the Holder in cash on the first day of each such month. Such decrease in the Conversion Price and/or payment in cash, as the case may be, shall be paid as liquidated damages, and not as a penalty, to each Holder; PROVIDED, that such liquidated damages will, in each case, cease to accrue (subject to the occurrence of another Event) on the date in which such registration statement is no longer subject to an order suspending the effectiveness thereof or Proceedings (as defined in the Registration Rights Agreement) relating thereto or a subsequent registration Statement (as defined in the Registration Rights Agreement) is declared effective.

                           (ii) If the Company,  at any time while any shares of
Preferred Stock are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of

Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Conversion Price designated in Section 5(d)(i) shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this
Section 5(d)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                           (iii) If the Company, at any time while any shares of
Preferred Stock are outstanding, shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value of Common Stock at the record date mentioned below, the Conversion Price designated in Section 5(d)(i) shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Conversion Price designated in Section 5(d)(i) pursuant to this Section 5(d)(iii), if any such right or warrant shall expire and shall not have been exercised, the Conversion Price designated in
Section 5(d)(i) shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 5 after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

                           (iv) If the  Company,  at any time  while  shares  of
Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to holders of Preferred Stock) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section 5(d)(iii) above) then in each such case the Conversion Price at which each share of Preferred Stock shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of

Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; PROVIDED, HOWEVER that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority in interest of the shares of Preferred Stock; and PROVIDED, FURTHER that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to all holders of Preferred Stock of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                           (v) All  calculations  under this  Section 5 shall be
made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                           (vi)  Whenever  the  Conversion   Price  is  adjusted
pursuant to Section 5(d)(ii),(iii), (iv) or (v), the Company shall promptly mail to each holder of Preferred Stock, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                           (vii) In case of any  reclassification  of the Common
Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the holders of the Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the holders of the Preferred Stock shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock of the Company into which such shares of Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder of Preferred Stock the right to receive the securities or property set forth in this Section 5(d)(vii) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

                           (viii)   If:

                                    a.       the   Company   shall   declare   a
                                             dividend      (or     any     other
                                             distribution)  on its Common Stock;
                                             or

                                    b.       the Company shall declare a special
                                             nonrecurring  cash dividend on or a
                                             redemption of its Common Stock; or

                                    c.       the  Company  shall  authorize  the
                                             granting  to  all  holders  of  the
                                             Common  Stock rights or warrants to
                                             subscribe   for  or  purchase   any
                                             shares  of  capital  stock  of  any
                                             class or of any rights; or

                                    d.       the approval of any stockholders of
                                             the  Company  shall be  required in
                                             connection         with         any
                                             reclassification   of  the   Common
                                             Stock of the Company  (other than a
                                             subdivision  or  combination of the
                                             outstanding    shares   of   Common
                                             Stock), any consolidation or merger
                                             to which  the  Company  is a party,
                                             any  sale  or  transfer  of  all or
                                             substantially  all of the assets of
                                             the  Company,   or  any  compulsory
                                             share  exchange  whereby the Common
                                             Stock  is   converted   into  other
                                             securities, cash or property; or

                                    e.       the  Company  shall  authorize  the
                                             voluntary      or       involuntary
                                             dissolution,     liquidation     or
                                             winding-up  of the  affairs  of the
                                             Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Preferred Stock, and shall cause to be mailed to the holders of Preferred Stock at their last addresses as they shall appear upon the stock books of the Company, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; PROVIDED, HOWEVER, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

                  (e) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Preferred Stock, such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 5(b) and Section 5(d) hereof) upon the conversion of all outstanding shares of Preferred Stock, which number of shares shall not be less than twice the number of shares of such Common Stock that would be issuable upon conversion in full of the Preferred Stock were such conversion effected on the Original Issue Date. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

                  (f) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the holder of a share of Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

                  (g) The issuance of certificates for shares of Common Stock on conversion of Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  (h) Shares of Preferred Stock converted into Common Stock shall be canceled and shall have the status of authorized but unissued shares of preferred stock.

                  (i) Each Holder Conversion Notice shall be given by facsimile and by mail, postage prepaid, addressed to the attention of the Chief Financial Officer of the Company at the facsimile telephone number and address of the principal place of business of the Company. Each Company Conversion Notice shall be given by facsimile and by mail, postage prepaid, addressed to each holder of Preferred Stock at the facsimile telephone number and address of such holder appearing on the books of the Company or provided to the Company by such holder for the purpose of such Company Conversion Notice, or if no such facsimile telephone number or address appears or is so provided, at the principal place of business of the holder. Any such notice shall be deemed given and effective upon the earliest to occur of (i)(a) if such Conversion Notice is delivered via facsimile at the facsimile telephone number specified in this Section 5(i) prior to 7:30 p.m. (Eastern Standard Time) on any date, such date (or, in the case of a Company Conversion Notice, the next Trading Day) or such later date as is specified in the Conversion Notice, and
(b) if such Conversion Notice is delivered via facsimile at the facsimile telephone number specified in this Section 5(i) after 11:59 p.m. (Eastern Standard Time) on any date, the next date (or, in the case of a Company Conversion Notice, the next Trading Day after such next day) or such later date as is specified in the Conversion Notice, (ii) five days after deposit in the United States mails or (iii) upon actual receipt by the party to whom such notice is required to be given.

                  Section 6.  REDEMPTION AT THE OPTION OF THE COMPANY.

                  (a) The Company shall have the right, exercisable at any time upon 20 days notice to the Purchaser given in the manner set forth in Section 5(i) (the "Optional Redemption Notice"), to redeem, from funds legally available therefor at the time of such redemption, all or any portion of the shares of Preferred Stock then owned by the Purchaser at a price per share of Preferred Stock (the "Optional Redemption Price") equal to the product of (i) the average Per Share Market Value for the five Trading Days immediately preceding (1) the date of the Optional Redemption Notice or (2) the date of payment in full by the Company of the Optional Redemption Price, whichever is greater, and (ii) the Conversion Ratio calculated on (1) the date of the Optional Redemption Notice or
(2) the date of payment by the Company of the Optional Redemption Price, whichever date yields a lower Conversion Price denominator for the determination of the Conversion Ratio. Subject to the provisions of paragraph (b) below, the entire Optional Redemption Price shall be paid in cash.

                  (b) If the Optional Redemption Notice is delivered after the date on which the Commission has declared effective under the Securities Act the registration statement to be filed by the Company in accordance with the Registration Rights Agreement (and such registration statement is at such time, and at the time of payment of the Optional Redemption Price, effective) relating to the shares of Common Stock into which the Preferred Stock is convertible, then the Company shall have the right to pay in shares of Common Stock such portion of the Optional Redemption Price as equals the Optional Redemption Premium. The "Optional Redemption Premium" equals the difference of (1) the Optional Redemption Price, as calculated pursuant to paragraph (a) above, and
(2) the Optional Redemption Price calculated as if the average Per Share Market Value for the five Trading Days immediately preceding the Original Issue Date was greater than the average Per Share Market Value for the five Trading Days immediately preceding (x) the date of the Optional Redemption Notice or (y) the date of payment in full by the Company of the Optional Redemption Price, whichever is greater.

                  (c) If the Optional Redemption Price shall not be paid, and/or if the Company shall have elected to pay the Optional Redemption Premium in shares of Common Stock as provided in paragraph (b) above but shall not have delivered such shares of Common Stock to the Purchaser, in either such case, within three Trading Days of the 20th day after the Conversion Date, then the Company shall pay as liquidated damages and not as a penalty the sum of $2,000 per day in cash until such Optional Redemption Price, together with all such liquidated damages, is paid in full. In addition, if the Company shall have failed to pay any of the cash portion of the Optional Redemption Price within such three Trading Day period, then the Purchaser may demand that the Company (i) convert all or any portion of its shares of Preferred Stock for which the cash portion of the Optional Redemption Price shall not have been paid (the "Unredeemed Shares") at a Conversion Price per Share calculated as at the date the Company provided the Optional Redemption Notice or the date of such conversion, whichever is lower, or (ii) promptly return all of the Unredeemed Shares to the Purchaser.

                  (d) Nothing contained in this Section 6 shall affect the Purchaser's right to convert shares of Preferred Stock for the 20 days from the date it receives the Optional Redemption Notice.

                  Section 7. DEFINITIONS. For the purposes hereof, the following terms shall have the following meanings:

                  "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York are authorized or required by law or other government actions to close.

                  "Common Stock" means shares now or hereafter authorized of the class of Common Stock, par value $.001, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

                  "Conversion Ratio" means, at any time, a fraction, of which the numerator is Stated Value plus accrued but unpaid dividends, and of which the denominator is the Conversion Price at such time.

                  "Junior Securities" means the Common Stock and all other equity securities of the Company other than the Series A Preferred Stock and the Series C Preferred Stock.

                  "Original Issue Date" shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

                  "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on the Nasdaq Small Cap Market or other national securities exchange on which the Common Stock has been listed or if there is no such price on such date, then the closing bid price on such national securities exchange or market on the date nearest preceding such date, or (b) if the Common Stock is not listed on the Nasdaq Small Cap Market or any national securities exchange or market, the closing bid for a share of Common Stock in the over-the-counter market, as reported by the Nasdaq

Small Cap Market at the close of business on such date, or (c) if the Common Stock is not quoted on the Nasdaq Small Cap Market, the closing bid price for a share of Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), or (d) if the Common Stock is no longer reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period as determined by the Holder, or (e) if the Common Stock is no longer publicly traded the fair market value of a share of Common Stock as determined by an Appraiser (as defined in Section 5(d)(iv) above) selected in good faith by the Holders of a majority in interest of the shares of the Preferred Stock; PROVIDED, HOWEVER, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

                  "Person" means a corporation,  an association,  a partnership,
an  organization,   a  business,  an  individual,   a  government  or  political
subdivision thereof or a governmental agency.

                  "Purchase Agreement" means the Convertible Preferred Stock Purchase Agreement, dated as of October 29, 1996, between the Company and the original Holder of the Preferred Stock.

                  "Series C Preferred Stock" means the Company's Series C Convertible Preferred Stock, par value $.001 per share, issuable in accordance with the terms of the Purchase Agreement.

                  "Trading Day" means (a) a day on which the Common Stock is traded on the Nasdaq Small Cap Market or principal national securities exchange or market on which the Common Stock has been listed, or (b) if the Common Stock is not listed on the Nasdaq Small Cap Market or any stock exchange or market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the Nasdaq Small Cap Market, or (c) if the Common Stock is not quoted on the Nasdaq Small Cap Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

                  RESOLVED FURTHER, that the Chief Executive Officer and Secretary of the Company be, and they hereby are, authorized and directed to prepare, execute, verify, and file in Delaware, a Certificate of Designation in accordance with these resolutions and as required by law.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, Glasgal Communications, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Isaac Gaon, its Chief Executive Officer, and attested by James Caci, its Secretary, this 29th day of October, 1996.


                                        GLASGAL COMMUNICATIONS, INC.


                                        By: /s/ Isaac Gaon
                                           -------------------------------------
                                            Isaac Gaon, Chief Executive Officer

Attest:


By: /s/ James Caci
   -------------------------------------
    James Caci, Secretary

                                    EXHIBIT A

                              NOTICE OF CONVERSION
                            AT THE ELECTION OF HOLDER

(To be Executed by the Registered Holder in order to Convert shares of Preferred Stock)

The undersigned hereby irrevocably elects to convert the number of shares of Series B Convertible Preferred Stock indicated below, into shares of Common Stock, par value U.S.$.001 per share (the "Common Stock"), of Glasgal Communications, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:
                                    --------------------------------------------
                                    Date to Effect Conversion


                                    --------------------------------------------
                                    Number of shares of Preferred Stock to be Converted


                                    --------------------------------------------
                                    Applicable Conversion Price


                                    --------------------------------------------
                                    Signature


                                    --------------------------------------------
                                    Name:


                                    --------------------------------------------
                                    Address:

The Company undertakes to promptly upon its receipt of this conversion notice (and, in any case prior to the time it effects the conversion requested hereby), notify the converting holder by facsimile of the number of shares of Common Stock outstanding on such date and the number of shares of Common Stock which would be issuable to the holder if the conversion requested in this conversion notice were effected in full, whereupon, the holder may, within one day of its receipt of the notice from the Company, revoke the conversion requested hereby in whole or in part if it determines that such conversion would result in it owning in excess of 4.9% of the outstanding shares of Common Stock on such date, and the Company shall issue to the holder one or more certificates representing shares of Preferred Stock which have not been converted as a result of this provision. If the holder waives the applicability of this limitation by notice to the Company delivered upon its receipt of the Company's notice regarding the number of outstanding shares of Common Stock or if the Purchaser fails to respond to the Company's notice within one day thereafter, the Company shall effect in full the conversion requested in this notice.

                                    EXHIBIT B

                          GLASGAL COMMUNICATIONS, INC.

                             NOTICE OF CONVERSION AT
                           THE ELECTION OF THE COMPANY


The undersigned in the name and on behalf of Glasgal Communications, Inc. (the "Company") hereby notifies the addressee hereof that the Company hereby elects to exercise its right to convert ___________ shares of its Series B Convertible Preferred Stock held by the Holder into shares of Common Stock, par value U.S.$.001 per share (the "Common Stock") of the Company according to the terms hereof, as of the date written below. No fee will be charged to the holder for any conversion hereunder, except for such transfer taxes, if any which may be incurred by the Company if shares are to be issued in the name of a person other than the person to whom this notice is addressed.


Conversion calculations:
                                    --------------------------------------------
                                    Date to Effect Conversion


                                    --------------------------------------------
                                    Number of Shares of Preferred Stock to be Converted


                                    --------------------------------------------
                                    Applicable Conversion Price


                                    --------------------------------------------
                                    Number of Shares of Common Stock outstanding at close of trading on Conversion Date


                                    --------------------------------------------
                                    Signature


                                    --------------------------------------------
                                    Name:


                                    --------------------------------------------
                                    Address: